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Exhibit 10

     Employment Agreement
Between
Wendell P. Weeks
&
Corning Incorporated

    This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of December 6, 2000 (the "Effective Date"), between Corning Incorporated (the "Company"), a New York corporation having its principal place of business at One Riverfront Plaza, Corning, New York, and Wendell P. Weeks (the "Executive"), as amended on February 28, 2001.

    WHEREAS, Executive has been employed by the Company as President, Corning Optical Communications ("COC"); and

    WHEREAS, the Company considers the services of the Executive to be unique and essential to the success of the Company's business; and

    WHEREAS, the Company and the Executive now wish to enter into an agreement of employment on the terms and conditions set forth herein, and which shall constitute the sole and exclusive agreement relating to the employment of Executive by the Company.

    NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

  1.
  Employment.  The Company shall continue to employ the Executive in a full-time capacity in the position set forth in this paragraph, and the Executive shall continue to accept such employment upon the terms and conditions set forth herein. Such employment shall be in the capacity of President of the overall business telecommunications segment of the Company, including those businesses and operations now and in the future comprising COC (including, without limitation, those entities set forth in Annex A) and any other unit, business, venture or entity acquired by COC or the Company operating in the telecommunications segment. The Executive shall report directly to the CEO of the Company. The Company shall cause the Executive to be appointed as a Director of the Company upon the Effective Date, and shall use its best efforts to have the Executive elected and re-elected to the Board for the duration of the "Employment Term" (as hereinafter defined).

  2.
  Employment Term.  Unless earlier terminated pursuant to Section (10) hereof, the term of Executive's employment under this Agreement shall commence as of the Effective Date of this Agreement and continue until December 31, 2003 (the "Employment Term"). On or before June 30, 2003, the Company and Executive agree to meet and negotiate in good faith regarding the renewal of this Agreement (the "Renewal Agreement"), on mutually satisfactory terms and conditions. Subject to continued service by the Executive through December 31, 2003 (absent any termination by the Company without Cause, or termination by the Executive for Good Reason, or as a result of the death or permanent disability of the Executive, in each case giving rise to payments pursuant to Section 11 hereof) (each individually a "Section 11 Event"), then upon the expiration of this Agreement on December 31, 2003, and if no Renewal Agreement has been entered into as of such date, the Executive shall receive the payments provided for in Section 11 hereof as though he had terminated this Agreement for Good Reason, even if the Executive remains employed by the Company thereafter without a written agreement (the "Non-Renewal Payment"). The Non-Renewal Payment shall be in addition to any other payments that the Executive may otherwise be entitled to under the Company's plans or arrangements.

  3.
  Duties.  During the Employment Term, the Executive shall have those powers, duties and responsibilities consistent with his position as the highest ranking executive of COC, which powers shall in all cases include, without limitation, general authority and control over, and responsibility for, the general management and operations of COC (including, without limitation, the development and implementation of all strategic, acquisition, marketing, capital and personnel matters for COC and its affiliates), subject only to the authority of the CEO and Board of the Company (but in no event shall such duties, responsibilities and authorities be reduced from those of the Executive as of the Effective Date). Executive agrees to devote substantially all his working time and attention to the business of the Company. The Executive shall not, without the prior written consent of the Board, be directly or indirectly engaged in any other trade, business or occupation for compensation requiring his personal services during the Employment Term. Nothing in this agreement shall preclude the Executive from (i) engaging in charitable and community activities or from managing his personal investments, or (ii) serving as a member of the board of directors of an unaffiliated company not in competition with the Company, subject however, in each such case of board membership, to approval by the Board (not to be unreasonably withheld).

  4.
  Place of Performance.  The principal place of employment of the Executive shall be at the Company's principal executive offices in Corning, New York, or such other location as may be mutually agreed upon by the Board and the Executive.

  5.
  Cash Compensation.  Executive shall be compensated for services rendered during the Employment Term as follows:

  (a)
  Base Salary.  Executive shall be compensated at an annual base salary of no less than $575,000 (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"). The Company's Board of Directors shall review and may, if appropriate, at its discretion, increase (but not decrease) this annual Base Salary during the Employment Term. Base Salary shall be reviewed annually (as of January 1 of each year) and be adjusted to reflect (among other factors) increases generally granted to other senior executives of the Company; provided that, commencing as of January 1, 2002 and each year thereafter, such Base Salary shall be not less than the greater of (i) the prior year's Base Salary increased by 10% or (ii) the base salary attributable to the 90th percentile of compensation paid to the CEO's (or executives holding equivalent positions in the case of comparable business units or groups) comparable group of key competitors and clients of COC, as set forth in Schedule I to the extent they remain key competitors/clients or as agreed to by the Executive and the Company (the "Comparable Group"). The Base Salary shall be payable in equal monthly installments.

  (b)
  Annual Bonus.  In addition to the Base Salary provided for in Section 5(a) above, the Company will provide annual bonus awards to the Executive ("Annual Bonus") in accordance with the applicable incentive plans and consistent with past practices of the Company; provided that, commencing January 1, 2001, Executive's annual target incentive opportunity under the Company's Variable Compensation Plan shall be equal to 80% of Base Salary payable at a minimum and maximum range of between 0% and 260% of target; and provided further that the nature of the performance and the levels of performance triggering payments of the Annual Bonus shall be established with the reasonable consent of the Executive and Compensation Committee of the Board and in a manner consistent with the objectives set forth in the Company's incentive plan, as approved by its shareholders.

  (c)
  Deferral.  If the Company has in effect or adopts any deferral program or arrangement permitting executives to elect to defer any compensation (including, Base Salary, Annual Bonus, or other compensation), Executive will be eligible to participate in such program on terms no less favorable then the terms of participation of any other senior executive officer of the Company. Unless the terms of the plan or program provide otherwise, any plan or program of the Company which provides benefits based on the level of Base Salary, Annual Bonus or other compensation of Executive shall, in determining the Executive's benefits, take into account the amount of Base Salary, Annual Bonus, or other compensation prior to any reduction for voluntary contributions made by Executive under any deferral or other similar contributory plan or program of the Company, but shall not treat any payout or settlement under such a deferral or similar contributory plan or program to be additional Base Salary, Annual Bonus, or other compensation for purposes of determining such benefits, unless otherwise expressly provided under such plan or program.

  6.
  Equity Compensation.

  (a)
  Annual Option Grant.  As of the Effective Date, the Company shall grant to the Executive (i) a 10-year stock option to purchase 1,700,000 shares of the Company's common stock (the "Initial Grant") and (ii) commencing on December 6, 2000, and the Board meeting in December 2001 and December 2002, an additional 10-year stock option to purchase 400,000, 450,000 and 500,000 shares of the Company's common stock, (each individually a "Subsequent Annual Option Grant" and collectively, along with the Initial Grant, the "Annual Option Grants"), and with an exercise price equal to the fair-market value of the Company's common stock on the grant date. Each of the Annual Option Grants shall vest in equal installments, one-third (1/3) on first anniversary of the grant date, one-third (1/3) on the second anniversary of the grant date, and the remaining one-third (1/3) on the third anniversary of the grant date, subject to accelerated vesting and extended exercise periods as provided for below.

  (b)
  Restricted Stock Grant.  The Company shall grant Executive (i) as of the Effective Date 200,000 shares of restricted common stock and (ii) as of January 2, 2001, 200,000 shares of restricted common stock (collectively, the "Restricted Stock Grant"): provided that in the event the aggregate value of any portion of the Restricted Stock Grant set forth in (i) or (ii) of this Section 6(b) exceeds the maximum aggregate annual value permitted to be granted in any one calendar year under the Company's incentive compensation plan, the excess number of shares of restricted common stock shall be carried over and granted to the Executive in January of the next calendar year (the "Restricted Stock Grant Carryover"). The Restricted Stock Grant shall vest in equal installments, one-third (1/3) on first anniversary of the grant date, one-third (1/3) on the second anniversary of the grant date, and the remaining one-third (1/3) on the third anniversary of the grant date (provided that the Restricted Stock Grant Carryover vest as if the restricted stock had been granted in accordance with (i) and (ii) of this Section 6(b)), subject to accelerated vesting and extended exercise periods as provided for below. Upon the partial and/or complete vesting of the Restricted Stock Grant, the Company shall provide the Executive with a loan equal to the "Covered Tax Liability." For purposes of this Agreement, "Covered Tax Liability" shall equal the difference between (x) the Executive's tax liability arising from the ownership of the common stock underlying the vested portion of the Restricted Stock Grant, with such tax liability calculated at the highest marginal rate of federal, state and local income taxation in the calendar year in which the vesting occurs (net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes), and (y) the value of the withholding payments made by the Company on such vested portion of the Restricted Stock Grant. Each loan shall accrue interest at the rate provided for in Section 1274(b)(2)(B) of the Code, with such interest due and payable, along with the outstanding principal of the loan, on the earlier of (i) the fifth anniversary of the Effective Date or (ii) three years from the date of the loan; provided that if the Executive terminates his employment without Good Reason, the loan shall be repaid in full within ninety (90) days of his termination.

    (c)
    Additional Equity Award.  In addition to the Annual Option Grants and Restricted Stock Grant described in Sections 6(a) and (b) above, the Executive may be awarded additional compensation (such as stock options, shares of incentive stock, or shares of restricted stock) (the "Additional Incentive Awards") pursuant to the present or any future incentive compensation or long-term compensation program established for the senior officers of the Company (collectively the "Incentive Compensation Programs"), in an appropriate manner for the position occupied by Executive and his performance therein relative to other Company senior executives and consistent with Company pay practices; provided that in no event shall any employee or prospective employee of COC receive, in any year, (x) any option award with an aggregate face value greater than the aggregate face value of any option award made to the Executive in such period, or (y) in the case of restricted stock, with an aggregate value greater than the aggregate value of restricted stock granted to the Executive during the Employment Term, unless the Executive consents to an individual receiving a larger award arising out of an acquisition or divestiture of any business by COC or made for purposes of retaining a COC employee. Compensation granted under such plans will be subject to the actual provisions and conditions applicable to such plans.

    (d)
    Incentive Award Modifications.  Any equity and option awards made to the Executive as of the date of this Agreement and any equity and option awards which shall be made to the Executive during the Employment Term (including, the Annual Option Grants, Restricted Stock Grant and the Additional Incentive Awards) shall be subject to, and shall benefit from, any favorable amendments or revisions to the terms and conditions of any of the Company's incentive compensation programs (including, without limitation, any action resulting in extended exercise periods) that may be implemented on or after the date hereof.

    (e)
    Acceleration.  All Annual Options Grants, Restricted Stock Grant, Additional Incentive Awards and all other equity based awards made to the Executive (whether before or after the Effective Date) shall fully vest and become immediately exercisable for the remaining option term, and all restrictions on any restricted stock shall lapse immediately, upon a Change in Control or Potential Change in Control (each as defined below), termination of the Executive's employment without Cause, termination by the Executive of his employment for Good Reason or occurrence of a Non-Renewal Event.

  7.
  Employee Benefits.

  (a)
  General Provisions.  Except as expressly provided in this Agreement, during the Employment Term, Executive shall be eligible to participate in all Company employee benefit and welfare plans, in accordance with the terms of such plans, that are available to other senior executives of the Company of similar rank and status; provided that in no event shall the benefits made available to the Executive be less favorable than those in effect as of the Effective Date.

  (b)
  Supplemental Retirement Plan Adjustment.  In the event of a Change in Control or Potential Change in Control (as defined below), termination of the Executive's employment without Cause, termination by the Executive of his employment for Good Reason or occurrence of a Non-Renewal Event, (individually a "SERP Adjustment Event" and collectively, the "SERP Adjustment Events"), the Executive (x) shall be credited with additional credit under the Company's Executive Supplemental Retirement Plan ("SERP") for an additional three years age and service credit (the "3 Year Extension"), and (y) the Executive shall be credited as having received annual compensation during each year of the 3 Year Extension period equal to the greater of (i) the sum of the Base Salary and Annual Bonus paid to the Executive in the immediately preceding year or (ii) the sum of the Base Salary and Annual Bonus (calculated at 100% of target) that would have been paid to the Executive during the full year in which the SERP Adjustment Event occurred, for purposes of determining the Executive's final average compensation under the SERP.

    (c)
    Vacation and Sick Leave.  Executive shall be entitled to vacation and sick leave in accordance with the vacation and sick leave policies adopted by the Company from time to time, provided that the Executive shall be entitled to no less than five (5) weeks of paid vacation each calendar year. Any vacation shall be at such time and for such periods as shall be mutually agreed upon between the Executive and the Company. The Executive shall be entitled to all public holidays observed by the Company.

    (d)
    Legal Fees.  The Company shall pay reasonable legal fees and disbursements incurred by the Executive in connection with the negotiation, preparation, implementation and execution of this Agreement and any related agreements for his executive team (and the Executive shall be grossed up for tax purposes at 48% if necessary).

    (e)
    Use of Aircraft.  During the Employment Term, the Executive shall be provided access to the Company's aircraft in a manner consistent with past practice as of the Effective Date, and in the case of personal use, the Executive shall be provided with an award allowance of no less than $35,000, subject to the Company's current practices regarding personal use of aircraft (including its tax assistance program).

    (f)
    Non-Exclusivity.  Nothing in this Agreement shall prevent the Executive from being entitled to receive any additional compensation or benefits as approved by the Board.

  8.
  Applicable Taxes.  There shall be deducted from any compensation payments made under this Agreement any federal, state, and local taxes or other amounts required to be withheld by any entity having jurisdiction over the matter.

  9.
  Company Registration Obligations.  The Company will file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of shares by the Company to Executive pursuant to stock options or other equity-based awards granted to Executive under Company plans or otherwise or, if shares are acquired by Executive in a transaction not involving an offer or sale to Executive but resulting in the acquired shares being "restricted securities" for purposes of the 1933 Act, registering the reoffer and resale of such shares by Executive.

  10.
  Termination of Employment.  Notwithstanding any other provisions of this Agreement to the contrary, the employment of the Executive pursuant to this Agreement may be terminated as follows:

  (a)
  Termination by the Company for Cause.  Executive may be terminated for "Cause" by the Company as provided below. As used herein, the term "Cause" shall mean (i) conviction of the Executive for a felony; (ii) the commission by the Executive of fraud or theft against, or embezzlement from, the Company, in each case that is materially and demonstrably damaging to the financial condition of the Company; and (iii) gross abdication in the performance of his duties (other than as a result of a disability or personal family problems) that has resulted in substantial and material damage to the Company, after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes he has not substantially performed his duties and he has been provided with a reasonable opportunity to cure any alleged gross abdication. For purposes of this section, no act or failure to act on Executive's part shall be considered to be reason for termination for Cause if done, or omitted to be done, by Executive in good faith and with the reasonable belief that the action or omission was in the best interests of the Company. Cause shall not exist unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than two thirds of the entire membership of the Board at a meeting of the Board held for the purpose (after ten (10) days' prior written notice to the Executive of such meeting and the purpose thereof and an opportunity for him, together with his counsel, to be heard before the Board at such meeting), of finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth above in this Section 10(a) and specifying the particulars thereof in detail. As set forth more fully in Section 10(f) hereof, the "Date of Termination" (which shall be no earlier than 30 days after delivery of the written notice to the Executive) shall be the date specified in the "Notice of Termination;" provided, however, that in the case of a termination for Cause under clauses 10(a)(i) and 10(a)(ii) above, the Date of Termination shall be the date of delivery of the Notice of Termination. Anything herein to the contrary notwithstanding, if, following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause.

    (b)
    Termination by the Company for Disability.  At the sole discretion of the Board, the Executive may be terminated if the Executive is disabled as a result of his incapacity due to physical or mental illness and shall have been absent from his duties with the Company on a full-time basis for one hundred and eighty (180) consecutive days or one hundred and eighty (180) days in any twelve month period, and if within thirty (30) days after written Notice of Termination is given by the Company to the Executive, the Executive shall not have resumed the performance of his duties hereunder on a full-time basis. In this event, the Date of Termination shall be thirty (30) days after Notice of Termination is given by the Company (provided that the Executive shall not have returned to the full-time performance of his duties).

    (c)
    Death.  The Executive's employment shall terminate upon his death, and the date of his death shall be the Date of Termination for purposes of this Agreement.

    (d)
    Termination by the Executive for Good Reason.  The Executive may terminate his employment hereunder for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following circumstances, without the Executive's express written consent:

    (i)
    the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, and status with the Company, or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Section (3) hereof, including, without limitation, any unreasonable interference by the Company's senior management with the Executive's general authority and control over, and responsibility for, the management and operations of the COC;

    (ii)
    failure to elect or re-elect the Executive to the Board or any removal of the Executive from the Board at any time during the Employment Term;

    (iii)
    any change of the Executive's title as specified by Section (1) of this Agreement without the prior written approval of the Executive;

    (iv)
    the Company's requiring the Executive to be based at any office or location outside of Corning, New York area, unless mutually agreed to by the Executive and the Board;

    (v)
    any reduction in the Executive's Base Salary or Annual Bonus target incentive opportunity as in effect from time to time or the failure of the Company and the Executive to agree to the Comparable Group (as provided for in Section 5(a) hereof) or the components underlying the Annual Bonus (as provided for in Section 5(b) hereof);

      (vi)
      the failure of the Company to continue in effect any Benefit Plan that was in effect on the date hereof or provide the Executive with equivalent benefits or equivalent after-tax cash value;

      (vii)
      "Change in Control" or "Potential Change in Control," each as defined in Section 11 of this Agreement;

      (viii)
      failure of the Company to obtain the prior written approval of the Executive (which approval shall not be unreasonably withheld) to examine Executive's business communications and/or business activity as reflected on his e-mail, voice-mail, phone logs, calendar or other business records;

      (ix)
      the termination without "Cause" or the resignation for "Good Reason" of any of the executives of COC listed on Annex B attached hereto, under circumstances, that in the Executive's reasonable judgment, materially impair the business, operations, or prospects of the Company;

      (x)
      the failure of the Company to secure a written assumption of this Agreement by any successor company as provided for in Section 14(g) hereof, or

      (xi)
      any failure by the Company to comply with any of its obligations under this Agreement.

      (xii)
      the Company undertakes to (x) sell, transfer or otherwise dispose of any material portion of the business, operations or assets of, or stock of, COC or any successor, (y) spin-off, recapitalize, split-off or undertake an initial public offering of the business, operations or assets of, or stock of, COC or any successor or (z) consolidate, discontinue, merge or liquidate the business, operations or assets of COC.

      A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the date when the Notice of Termination (as defined below) is given, unless the Notice of Termination sets forth a later date (which shall in no event be late than 30 days after the Notice of Termination is given); provided that in the case of subclauses (i) (vi) (x)  and (xi) any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied promptly by the Company after receipt of notice from the Executive shall not constitute "Good Reason".

    (e)
    Other Terminations.  Notwithstanding the foregoing, the Executive may terminate his employment at any time, subject to the provisions of Section 10(f) hereof. If the Executive's employment is terminated hereunder for any reason other than as set forth in Sections 10(a) through 10(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination.

    (f)
    Notice of Termination.  Any termination of the Executive's employment hereunder by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and a date of termination.

  11.
  Compensation upon Termination or During Disability

  (a)
  Disability Period.  During any period during the Employment Term that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary and Annual Bonus otherwise payable for that period of the Employment Term including the Disability Period and (ii) participate in the Benefit Plans and receive any Subsequent Annual Option Grant then due. Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, where such amounts were not previously applied to reduce any such payment.

    (b)
    Death.  If the Executive's employment hereunder is terminated as a result of his death, then: (i) the Company shall pay the Executive's estate or designated beneficiary, as soon as practicable after the Date of Termination, a lump sum payment equal to (1) any Base Salary installments due in the month of death and any reimbursable expenses accrued or owing the Executive hereunder as of the Date of Termination, (2) a pro rata portion of any Annual Bonus owed to the Executive for that portion of the Employment Term through to the Date of Termination and any earned and unpaid Annual Bonus relating to services performed by the Executive in the year preceding his death, and (3) the severance benefits set forth in Section 11(e), and (ii) all Annual Option Grants, Restricted Stock Grants and Additional Incentive Awards shall immediately become fully vested as of the Date of Termination and all transfer restrictions shall lapse but continue to be subject to such exercise periods as shall be provided for under the terms of each grant.

    (c)
    Absence From Work.  If the Executive's employment hereunder is terminated as a result of disability as defined in Section 10(b), then (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination (1) any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the Date of Termination, (2) a pro rata portion of any bonus owed to the Executive for that portion of the Employment Term through to the Date of Termination and any earned and unpaid bonus relating to service performed by the Executive in the year preceding his Date of Termination for excessive absenteeism, and (3) the severance benefits set forth in Section 11(e); and (ii) all Annual Option Grants, Restricted Stock Grants and Additional Incentive Awards shall immediately become fully vested as of the Date of Termination and all transfer restrictions shall lapse but continue to be subject to such exercise periods as shall be provided for under the terms of each grant.

    (d)
    Termination for Cause or by the Executive other than for Good Reason.  If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive (other than for Good Reason), then (i) the Company shall pay the Executive, as soon as practicable after Date of Termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder for services as of the Date of Termination; and (ii) the Executive shall immediately forfeit any then unvested all Annual Option Grants, Restricted Stock Grants and Additional Incentive Awards. In the event of termination by the Company for Cause, the Executive shall have the right to exercise the vested unexercised portion of all outstanding stock options and stock awards for such period following the Date of Termination as shall be provided for under the terms of each grant, and the unexercised portion of any such award shall be forfeited. In the event of termination by the Executive other than for Good Reason, the Executive shall have the right to exercise the vested unexercised portion of all outstanding stock options and stock awards then held by the Executive for such period following the Date of Termination as shall be provided for under the terms of each grant, and the unexercised portion of any such awards shall be forfeited.

    (e)
    All Other Terminations.  Executive's employment may be terminated without Cause by the Company's Board of Director's or by the Executive for Good Reason or upon a Non-Renewal Event, provided that in such event:

    (i)
    Executive shall be entitled to receive all Base Salary, reimbursable expenses and Annual Bonus accrued and owing the Executive hereunder as of the Date of Termination, payable in a lump-sum (net of appropriate withholdings) within thirty (30) days of the Date of Termination.

    (ii)
    Executive shall be entitled to receive three (3) years Base Salary (at the Executive's effective annual rate on the date of termination) to be paid in a lump-sum (net of appropriate withholdings) within thirty (30) days of the Date of Termination;

    (iii)
    Executive shall be entitled to receive three (3) times his Annual Bonus Award, calculated at 100% of target, as of the Date of Termination, to be paid in a lump sum (net of appropriate withholding), within thirty (30) days of the Date of Termination; provided that the bonus payment pursuant to Section 11(e)(iii) shall not duplicate any bonus payments previously paid to the Executive;

    (iv)
    Executive and his eligible dependents shall be entitled to continue participation in the Company's Benefit Plans at the same cost as other Company senior executives (to the extent allowable in accordance with the administrative provisions of those plans and applicable federal and state law) or receive the cash equivalent of such continued participation for a period of up to three (3) years or until Executive and his eligible dependents are eligible to be covered by a successor employer's comparable benefit plans, whichever is sooner;

    (v)
    Executive shall be entitled to receive a one-time grant, as of the Date of Termination, equal to the aggregate number of stock options that would have been included in each remaining Subsequent Annual Option Grant during the Employment Term, and any stock or stock option granted to the Executive subject to vesting restrictions shall immediately vest in full and be subject to an extended exercise period equal to the remaining option term. In addition, any restrictions on sale, transfer or disposition of restricted stock will be lifted and the Executive shall receive a lump-sum payment equal to the cash value of any unpaid portion of the Restricted Stock Grant then outstanding (valued as of January 2, 2001); and

    (vi)
    In the event that the Executive receives any payment or benefit (including but not limited to the payments or benefits pursuant to Section 11 of this Agreement (a "Payment") that is subject to the excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, as soon thereafter as practicable, an additional amount (a "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax imposed upon the Payment and any federal, state, and local income tax and Excise Tax imposed upon the Gross-Up Payment, shall be equal to the Payment. The determination of whether an Excise Tax is due in respect to any payment or benefit, the amount of the Excise Tax and the amount of the Gross-Up Payment shall be made by the Company's independent auditor (the "Auditor"). If the Executive objects to the Auditor, then the Executive and the Company shall each select one nationally recognized accounting firm and those two firms shall jointly select one nationally recognized accounting firm to serve as the Auditor. Notwithstanding the Payment, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of

        Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G of the Code shall be treated as subject to the Excise Tax, unless in the opinion of the tax counsel selected by the Auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, or are otherwise not subject to the Excise Tax, and (ii) the Executive shall be deemed to pay federal income tax at the highest marginal rate applicable in the calendar year in which the Gross-Up Payment is made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income tax which could be obtained from deduction of such state and local taxes. In the event the actual Excise Tax or such income tax is more or less than the amount used to calculate the Gross-Up Payment, the Executive or the Company, as the case may be, shall pay to the other an amount reflecting the actual Excise Tax or such income tax.

    (f)
    Change in Control.  For purposes of this Agreement, "Change in Control" shall mean:

    (i)
    any person (as such term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

    (ii)
    the individuals who are members of the Board as of the date this Agreement is approved by the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the appointment, election or nomination for election by the Company's stockholders, of any new director is approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board, if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

    (iii)
    consummation of a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger, consolidation, or reorganization;

    (iv)
    a complete liquidation or dissolution of the Company;

    (v)
    the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary; or

    (vi)
    the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

    (g)
    Potential Change in Control.  For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if, during the term of this Agreement:

    (i)
    the Company enters into a definitive agreement, the consummation of which would result in the occurrence of a Change in Control; provided that the Executive has previously expressed his opposition to such agreement and resigned his position as a

        Director of the Board prior to any Board approval of the Potential Change in Control;

      (ii)
      any Person (including the Company) issues a "public announcement" of a tender offer or other transaction which if consummated would constitute a Change in Control ("public announcement" shall have the meaning set forth in Rule 14e-5(c)(5) under the Securities Exchange Act of 1934 with respect to such tender offer or other potential transaction); or

      (iii)
      the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

  12.
  Arbitration.  In the event of any difference of opinion or dispute between the Executive and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the parties, then such dispute shall be submitted to and determined by arbitration by a single arbiter in the city of New York, New York in accordance with the rules then in effect of the Commercial Arbitration Panel of the American Arbitration Association (the "AAA"), and judgment upon the award rendered shall be final, binding and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrator; provided, however, that if the Company's position is not substantially upheld, as determined by the arbitrator, the expenses of the Executive (including, without limitation, fees and expenses payable to the AAA and the arbitrator, fees and expenses payable to witnesses, including expert witnesses, fees and expenses payable to attorneys and other professionals, expenses of the Executive in attending the hearing, costs in connection with obtaining and presenting evidence and costs of the transcription of the proceedings), as determined by the arbitrator, shall be reimbursed to him by the Company.

  13.
  Other Matters.

  (a)
  Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof, and supersedes any previous agreements, commitments and understandings, written or oral, with respect to the matters provided herein and with respect to any post-termination activities of the Executive, except that in the event, within two years of a Change of Control, the Executive is terminated without Cause or resigns for Good Reason (other than solely as a result of a Change in Control) then the Executive shall be entitled to any additional benefits provided under the June 1, 1998 agreement between the Company and the Executive that are not otherwise provided for in this Agreement. As used in this Agreement, terms such as "herein," "hereof," "hereto" and similar language shall be construed to refer to this entire instrument and not merely the paragraph or sentence in which they appear, unless so limited by express language. Without limiting the foregoing, any stock, equity or incentive award previously granted to the Executive prior to the Effective Date shall be deemed modified in all respects so as (i) comply with the accelerated vesting and exercise provisions provided for in this Agreement and (ii) be subject to forfeiture only on the terms and conditions expressly provided for in this Agreement.

  (b)
  Assignment.  Except as set forth below, this Agreement and the rights and obligations contained herein shall not be assignable or otherwise transferable by either party to this Agreement without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, any amounts owing to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.

  (c)
  Notices.  Any and all notices provided for under this Agreement shall be in writing and hand delivered or sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Executive at his residence or to the Company at its usual place of business, and all such notices shall be deemed effective at the time of delivery or at the time delivery is refused by the addressee upon presentation.

    (d)
    Amendment/Waiver.  No provision of this Agreement may be amended, waived, modified, extended or discharged unless such amendment, waiver, extension or discharge is agreed to in writing signed by both the Company and the Executive.

    (e)
    Applicable Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with the laws of the State of New York (applicable to contracts to be performed wholly within such State).

    (f)
    Severability.  The Executive hereby expressly agrees that all of the covenants in this Agreement are reasonable and necessary in order to protect the Company and its business. If any provision or any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability and shall not affect in any way the validity or enforceability of the remaining provisions of this Agreement, or the remaining parts of such provision.

    (g)
    Successor of Interests.  In the event the Company merges or consolidates with or into any other corporation or corporations, or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which the assets are sold or transferred and, prior to the consummation of any such event, the Company shall obtain the express written assumption of this Agreement by the other corporation (other than in the case of a merger after which the Company is the surviving entity). All references herein to the Company refer with equal force and effect to any corporate or other successor of the corporation that acquires directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company.

    (h)
    No Mitigation.  The Executive shall not be required to mitigate amounts payable hereunder by seeking other employment or otherwise.

    (i)
    No Offset.  The Company shall not have any right to offset any amounts owed by the Executive to the Company, whether pursuant to this Agreement or otherwise, and the Company shall make all of the payments provided for in this Agreement in a timely manner.

  14.
  Indemnification.  The Company shall indemnify the Executive to the full extent permitted by law and the By-laws of the Company for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of all his duties hereunder, including, without limitation, the right to be paid in advance by the Company for his expenses in defending a civil or criminal action, proceeding or investigation prior to the final disposition thereof. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Notwithstanding any other provision of this Agreement to the contrary, any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operations of this Section (15).

  15.
  Authority.  The execution, delivery and performance of this Agreement has been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

  16.
  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its own behalf and has caused its corporate seal to be affixed, and the Executive has executed this Agreement on his own behalf intending to be legally bound, as of the date first written above.

CORNING INCORPORATED
By:	/s/ KIRK P. GREGG Kirk P. Gregg SR. V.P.—Administration
EXECUTIVE:
/s/ WENDELL P. WEEKS Wendell P. Weeks

Schedule 1
Comparable Group

Cienna
JDS Uniphase
SDL, Inc.
Sycamore
Nortel Optical Components Group

Annex A
Division/Company Units

1.
Corning Rochester Photonics Corporation

2.
Oak Appliance Controls

3.
Corning Gilbert Connectors

4.
Corning Controls and Connectors

5.
Optical Fiber

6.
Photonic Technologies

7.
Electro-Optic Component Products

8.
Micro Optic Products

9.
Optical Transport Products

10.
Optical Component Products

11.
Corning Cable Systems

12.
Optical Networking Devices

Annex B

    Robert B. Brown

    Gerald J. Fine

    Mark A. Newhouse

QuickLinks

  Exhibit 10